POWER OF ATTORNEY

I, the undersigned Trustee of EAGLE GROWTH & INCOME FUND, a Massachusetts business trust (the “Trust”), hereby severally constitute and appoint each of SUSAN L. WALZER, RICHARD J. ROSSI, CAROLYN K. GILL and FRANCINE J. ROSENBERGER, my true and lawful attorney-in-fact with full power to sign for me in my capacity as Trustee the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any amendments thereto of the Trust and all instruments necessary or desirable in connection therewith, hereby ratifying and confirming my signature as it may be signed by said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the following in my capacity and on the 28th day of September, 2011.

/s/ Richard K. Riess	/s/ James L. Pappas
Richard K. Riess	James L. Pappas
Trustee	Trustee

/s/ C. Andrew Graham	/s/ Keith B. Jarrett
C. Andrew Graham	Keith B. Jarrett
Trustee	Trustee

/s/ Lincoln Kinnicutt	/s/ William J. Meurer
Lincoln Kinnicutt	William J. Meurer
Trustee	Trustee

/s/ Deborah L. Talbot
Deborah L. Talbot
Trustee